Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:
Investors: Elizabeth Corse	Media: Carter Cromley
(703) 667-6984	(703) 667-6110
elizabeth.corse@savvis.net	carter.cromley@savvis.net

SAVVIS ACHIEVES $167.2 MILLION SECOND-QUARTER REVENUE

• Revenue up 3% from first quarter; Adjusted EBITDA up 24%, to $19.4 million

• Adjusted EBITDA up $25.9 million from Q2 2004 on 3% revenue decline

• Refinanced debt with new $85 million revolving credit facility

ST. LOUIS, MO. – July 19, 2005 – SAVVIS, Inc. (NASDAQ: SVVS), a leading global IT utility, announced today that revenue for the second quarter of 2005 totaled $167.2 million, compared to $173.0 million in the second quarter of 2004 and $162.2 million in the first quarter of 2005. SAVVIS’ consolidated net loss for the current quarter was $21.3 million, compared to $60.0 million in the second quarter 2004 and $20.9 million in the first quarter 2005. The second-quarter 2005 net loss included $3.3 million of net restructuring charges and $0.7 million of integration costs specifically related to the integration of CWA operations acquired in March 2004. Integration costs were $17.2 million in the second quarter 2004 and $2.1 million in the first quarter of 2005.

Cost of revenue, which excludes depreciation, amortization, and accretion, was $108.6 million, down 16% from a year ago and down just under 1% from the prior quarter. Gross profit, defined as total revenue less cost of revenue, was $58.6 million, up 33% from a year ago and 10% from the first quarter 2005. Gross margin, defined as gross profit as a percentage of total revenue, was 35% in the current quarter, up from 25% a year earlier and 33% in the prior quarter. Adjusted EBITDA* of $19.4 million increased $25.9 million from negative Adjusted EBITDA of $6.5 million a year earlier, and increased $3.7 million from $15.7 million in the first quarter 2005.

Rob McCormick, SAVVIS’ chairman and chief executive officer, said, “This was a great quarter for SAVVIS, as we continued to deliver solid improvement in our financial results, demonstrating the strength of our IT solutions for enterprises and our industry-leading team of professionals. Strong Adjusted EBITDA reflects our success in the market, as new business drove continued growth in our core Managed IP VPN and Hosting revenue. Our SAVVIS team is committed to creating value for all our shareholders by extending our leadership in the market with innovative IT solutions.”

SAVVIS

Second-quarter Financial Results

July 19, 2005

Second Quarter Results

Three months ended:	June 30, 2005	March 31, 2005	June 30, 2004
(US$ millions)
Revenue:
Managed IP VPN	$27.5	$26.4	$20.8
Hosting	71.7	68.8	65.1
Other Network Services	30.2	31.6	43.9
Digital Content Services	11.4	9.6	12.4

Total Diversified Revenue	140.8	136.4	142.2
Reuters	26.4	25.8	30.8

Total Revenue	$167.2	$162.2	$173.0

Cost of Revenue[1]	$108.6	$109.1	$129.1
Sales, Gen. & Admin. Expenses	$39.2	$37.4	$50.4
Operating (Loss)	$(3.5)	$(5.3)	$(46.7)
Adjusted EBITDA	$19.4	$15.7	$(6.5)
Net (Loss)	$(21.3)	$(20.9)	$(60.0)

1excludes depreciation, amortization, and accretion

Total revenue for the second quarter decreased 3% from a year ago, primarily reflecting pricing pressure in the wholesale services market as well as the decline in revenue from Reuters, consistent with previous company announcements. Sequentially, revenue increased 3% from the first quarter of 2005, driven by growth in Hosting revenue and in Managed IP VPN revenue, both up 4% sequentially, reflecting new business from existing and new customers.

Cost of revenue was $108.6 million in the current quarter, compared to $129.1 million in the same quarter last year and $109.1 million in the first quarter of 2005. Gross margin improved to 35% in the current quarter, up from 25% in the same quarter last year and from 33% in the first quarter 2005, reflecting cost savings from continued network and hosting cost-optimization programs.

Sales, general, and administrative expenses (“SG&A”) for the current quarter were $39.2 million as compared to $50.4 million for the same period last year and $37.4 million in the first quarter of 2005. As a percentage of revenue, SG&A was 23% in the current quarter, down from 29% of revenue in the same quarter of 2004 and unchanged from the first quarter of 2005, reflecting management’s ongoing focus on operating cost control.

Net restructuring charges of $3.3 million in the quarter included payments to exit two long-term expense obligations: a naming rights agreement for a St. Louis sports and entertainment arena and a lease at a previously-vacated space.

SAVVIS

Second-quarter Financial Results

July 19, 2005

Balance Sheet and Cash Flow

Net cash provided by operating activities was $0.2 million in the second quarter, compared to $10.0 million in the first quarter and use of $25.8 million in the second quarter 2004. Second quarter 2005 operating cash flow included cash payments of $3.3 million for acquisition and integration costs, compared to payments of $21.9 million for those costs in the second quarter 2004 and $3.3 million in the first quarter 2005. Cash payments in the second quarter 2005 also included $5.5 million to exit a naming-rights agreement, which had obligated the company to make payments totaling $62.1 million through 2020, and $2.0 million to exit a long-term lease for unused space at favorable terms. SAVVIS’ cash position at June 30, 2005, was $37.0 million compared to $50.3 million at March 31, 2005, largely reflecting the $10.8 million of one-time cash payments discussed above. Day Sales Outstanding were below 30 days.

In the second quarter, SAVVIS obtained $85 million in new financing through a senior secured revolving credit facility (the “Facility”) with Wells Fargo Foothill, Inc., as arranger and administrative agent. The company used the funding to repay a $53.7 million capital lease obligation, resulting in projected savings in cash interest expense of approximately $1.0 million in 2005 and $2.7 million in 2006. Following the repayment, payment of fees and expenses related to the refinancing, and reserves for letters of credit, borrowing capacity of $17.2 million remained for use for working capital and other general corporate purposes. The interest rate on the Facility is variable, based on LIBOR market rates, with an interest rate at the time of the initial borrowing of 1-month LIBOR plus 3.00%, currently 6.2%. The re-paid capital lease obligation carried an interest rate of 9%, which was scheduled to increase to 12% in September. In addition, the new Facility extended the maturity on borrowings from March 2007 to December 2008.

Financial Outlook

Chief Financial Officer Jeff Von Deylen commented, “We’re very pleased with our second-quarter financial performance. Given the continued strength in revenue and Adjusted EBITDA performance in the second quarter, as well as a record pace of new business installations and continued improvement in customer churn, we are refining our financial outlook for the full year 2005. We anticipate continued strong performance in our core Hosting and Managed IP VPN solutions, with some offset as revenue from Reuters, our largest client, will be a lower percentage of total revenue in the second half than in the first.

“We also improved our financial position in the quarter, using available cash to terminate two long-term expense obligations, and refinancing debt with a new credit facility with significantly improved rates, increased maturity, and increased debt capacity. We remain focused on delivering solid operating cash flow and Adjusted EBITDA, which we view as key drivers of stockholder value.”

SAVVIS

Second-quarter Financial Results

July 19, 2005

Based on current information, SAVVIS management’s current expectations for full-year 2005 financial results include:

•	Total revenue in a range of $650-670 million, increased from previous expectation of $640-660 million, including:
-	Double-digit year-over-year growth in Hosting and Managed IP VPN revenue;
-	Lower revenue from Reuters, contributing 13-15% of total annual revenue, compared to 16% of total revenue in the first half of the year;

•	Adjusted EBITDA in a range of $65-75 million, increased from previous expectation of $55-65 million

•	Cash capital expenditures for business growth in a range of $43-48 million, increased from previous expectation of $40-45 million as a result of higher revenue expectations

In addition, the company expects to generate positive cash flow in the second half of 2005.

Operational Highlights

•	Installed new business generating approximately $45 million of annualized revenue; backlog of approximately $28 million of annualized revenue.

•	Rapid commercial adoption of virtualized utility services platform, deploying close to 1,000 virtual firewalls and load balancers, more than 560 virtual servers, and almost 200 terabytes of virtualized storage to date.

•	New customers signed include enterprises such as archibald ingall stretton . . ., MediaPass, MES Solutions, Wine.com, and Zoom Information.

•	SAVVIS expanded relationships with existing customers including Easybroker, FTEN, Inc., and Reuters.

*Adjusted EBITDA

“Adjusted EBITDA” represents results from operations before net restructuring charges, integration costs, depreciation, amortization, accretion, and non-cash equity-based compensation. We have included information concerning Adjusted EBITDA because our management believes that, in our industry, such information is a relevant measurement of a company’s financial performance and liquidity. The calculation of Adjusted EBITDA is not specified by U.S. generally accepted accounting principles. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Please see the table under Selected Condensed Consolidated Financial Information for a reconciliation of Adjusted EBITDA.

Investor Conference Call

SAVVIS will webcast an investor conference call today, July 19, 2005, at 5:30 pm EDT. Both the webcast and supporting presentation will be available at www.savvis.net on the Investor Relations page. A live conference call will also be available at +1 630-395-0019 and 888-398-1687 (in North America, toll free), with the password “SAVVIS NEWS.” Recorded replays will be available on

SAVVIS

Second-quarter Financial Results

July 19, 2005

the website, and by telephone at +1 203-369-3107 and 800-846-5780 (in North America, toll free) beginning at 7:00 PM EDT today.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from SAVVIS’ expectations. Certain factors that could adversely affect actual results are set forth as risk factors described in SAVVIS’ SEC reports and filings, including its annual report on Form 10-K for the year ended December 31, 2004, and all subsequent filings. Those risk factors include, but are not limited to, variability in pricing for SAVVIS’ products, highly competitive markets, rapid evolution of technology, and changes in regulatory environments. The forward-looking statements contained in this document speak only as of the date of publication, July 19, 2005, and the company will not undertake efforts to revise those forward-looking statements to reflect events after this date.

About SAVVIS

SAVVIS, Inc. (NASDAQ: SVVS) is a global IT utility services provider that focuses exclusively on IT solutions for businesses. With an IT services platform that extends to 47 countries, SAVVIS has over 5,000 enterprise customers and leads the industry in delivering secure, reliable, and scalable hosting, network, and application services. These solutions enable customers to focus on their core business while SAVVIS ensures the quality of their IT systems and operations. SAVVIS’ strategic approach combines virtualization technology, a global network and 24 data centers, and automated management and provisioning systems. For more information about SAVVIS, visit www.savvis.net.

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Exhibit A

SAVVIS, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(dollars in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenue	$167,200	$172,991	$329,372	$281,126

Operating expenses:
Cost of revenue (1)	108,644	129,079	217,707	207,286
Sales, general, and administrative expenses	39,174	50,402	76,600	82,917
Depreciation, amortization, and accretion	18,715	19,069	37,534	31,045
Restructuring charges, net	3,340	—	3,340	—
Integration costs	684	17,165	2,745	22,071
Non-cash equity-based compensation	145	3,943	268	10,781

Total operating expenses	170,702	219,658	338,194	354,100

Loss from operations	(3,502)	(46,667)	(8,822)	(72,974)

Non-operating expenses:
Net interest expense and other	17,833	13,341	33,395	21,262

Net loss	(21,335)	(60,008)	(42,217)	(94,236)

Accreted and deemed dividend on Series A Preferred stock	10,276	9,175	20,267	18,101

Net loss attributable to common stockholders	$(31,611)	$(69,183)	$(62,484)	$(112,337)

Basic and diluted weighted average common shares outstanding (2)	180,594,183	109,445,460	180,521,060	105,854,476

Basic and diluted loss per common share	$(0.18)	$(0.63)	$(0.35)	$(1.06)

(1)	Excludes depreciation, amortization, and accretion, which is presented separately.
(2)	As the effects of including the incremental shares associated with options, warrants, convertible Series A Preferred stock, and convertible Series B Preferred stock are antidilutive, they are not included in diluted weighted average common shares outstanding.

SAVVIS, Inc.

Condensed Consolidated Balance Sheets

(dollars in thousands)

	June 30, 2005	December 31, 2004
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$37,014	$55,369
Trade accounts receivable, net	49,070	48,050
Prepaid expenses and other current assets	17,714	15,004

Total current assets	103,798	118,423

Property and equipment, net	253,200	264,542
Intangible assets, net	11,022	15,218
Other non-current assets	7,905	8,067

Total assets	$375,925	$406,250

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Payables and other trade accruals	$47,921	$50,350
Current portion of capital lease obligations	475	505
Other accrued liabilities	67,742	66,150

Total current liabilities	116,138	117,005

Capital lease obligations, net of current portion	59,615	113,529
Long-term debt	251,537	171,051
Other accrued liabilities	54,811	68,606

Total liabilities	482,101	470,191

Stockholders’ deficit:
Series A Preferred stock	288,188	272,137
Common stock	1,811	1,804
Additional paid-in capital	369,324	384,847
Accumulated deficit	(763,480)	(721,263)
Deferred compensation	(373)	(515)
Treasury stock, at cost	—	(16)
Accumulated other comprehensive loss	(1,646)	(935)

Total stockholders’ deficit	(106,176)	(63,941)

Total liabilities and stockholders’ deficit	$375,925	$406,250

SAVVIS, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Operating Activities:
Net loss	$(21,335)	$(60,008)	$(42,217)	$(94,236)
Reconciliation of net loss to net cash provided by (used in) operating activities:
Depreciation, amortization, and accretion	18,715	19,069	37,534	31,045
Non-cash portion of restructuring charges	(2,365)	—	(2,365)	—
Non-cash equity-based compensation	145	3,943	268	10,781
Accrued interest	11,501	13,572	23,266	21,802
Write-off of deferred debt financing costs	2,666	—	2,666	—
Net changes in operating assets and liabilities, net of effects from acquisition:
Trade accounts receivable	(3,017)	(2,527)	(1,376)	(10,749)
Prepaid expenses and other current assets	(1,282)	1,906	(2,856)	1,180
Other non-current assets	(436)	(224)	(1,042)	243
Payables and other trade accruals	(1,723)	1,999	1,462	10,055
Other accrued liabilities	(2,705)	(3,496)	(5,196)	6,597

Net cash provided by (used in) operating activities	164	(25,766)	10,144	(23,282)

Investing Activities:
Capital expenditures	(13,848)	(8,934)	(27,969)	(14,921)
Acquisition, net of cash received	—	—	—	(117,136)
Proceeds from sale of acquired assets	572	2,078	752	2,078
Purchase of WAM!NET assets	(338)	—	(1,352)	—

Net cash used in investing activities	(13,614)	(6,856)	(28,569)	(129,979)

Financing Activities:
Payments under capital lease obligations	(53,756)	(1,619)	(53,792)	(1,838)
Issuance of subordinated debt and associated warrants	—	—	—	200,000
Proceeds from borrowings on revolving credit facility	58,000	—	58,000	—
Payments for debt issuance costs	(3,868)	—	(3,968)	(625)
Other	335	1,349	425	2,779

Net cash provided by (used in) financing activities	711	(270)	665	200,316

Effect of exchange rate changes on cash and cash equivalents	(513)	(38)	(595)	71

Net increase (decrease) in cash and cash equivalents	(13,252)	(32,930)	(18,355)	47,126

Cash and cash equivalents, beginning of period	50,266	108,229	55,369	28,173

Cash and cash equivalents, end of period	$37,014	$75,299	$37,014	$75,299

SAVVIS, Inc.

Selected Condensed Consolidated Financial Information

(unaudited)

(dollars in thousands, except share amounts)

	Three Months Ended
	June 30, 2005	March 31, 2005	June 30, 2004
Revenue:
Diversified revenue
Managed IP VPN	$27,465	$26,363	$20,803
Hosting	71,682	68,784	65,054
Other Network Services	30,217	31,736	43,879
Digital Content Services	11,387	9,560	12,415

Total diversified revenue	140,751	136,443	142,151
Reuters	26,449	25,729	30,840

Total revenue	$167,200	$162,172	$172,991

Adjusted EBITDA Reconciliation:
Loss from operations	$(3,502)	$(5,320)	$(46,667)
Depreciation, amortization, and accretion	18,715	18,819	19,069
Restructuring charges, net	3,340	—	—
Integration costs	684	2,061	17,165
Non-cash equity-based compensation	145	123	3,943

Adjusted EBITDA (1)	$19,382	$15,683	$(6,490)

Diluted Common Shares (end of period):
Common shares outstanding	180,962,715	180,463,461	109,635,714
Series B Preferred stock on an as converted basis	—	—	65,528,860

Total common shares outstanding on an as converted basis	180,962,715	180,463,461	175,164,574

Series A Preferred stock on an as converted basis	388,272,138	377,421,276	346,654,779
Warrants and options outstanding (treasury method)	3,255,169	8,612,167	30,997,620

Diluted common shares on an as converted basis	572,490,022	566,496,904	552,816,973

(1)	“Adjusted EBITDA” represents income (loss) from operations before depreciation, amortization, accretion, net restructuring charges, integration costs, and non-cash equity-based compensation. We have included information concerning Adjusted EBITDA because we believe that in our industry such information is a relevant measurement of a company’s financial performance and liquidity. The calculation of Adjusted EBITDA is not specified by United States generally accepted accounting principles. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.